Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of November 10, 2011 (the “Execution Date”), by and among Quepasa Corporation, a Nevada corporation (the “Company”), and the purchaser listed on Schedule A (the “Purchaser”).

WHEREAS, pursuant to that certain Commitment Letter dated July 19, 2011 (as amended, the “Commitment Letter”), the Purchaser agreed to provide the Company with $5,000,000 (the “Commitment”) in equity financing solely for the purpose of funding a portion of the aggregate consideration to be paid to Insider Guides, Inc. (the “Target”) stockholders in connection with the Agreement and Plan of Merger dated July 19, 2011 between the Company, Target and IG Acquisition Company, as amended (the “Merger”).

WHEREAS, the Company received additional financing from Harvest Small Cap Partners, LP and Harvest Small Cap Partners Master, LTD. (the “Other Investors”) and agreed to provide certain registration rights to the Other Investors in order to induce the Other Investors to enter into that certain securities purchase agreement with the Company dated September 20, 2011 (the “September SPA”), whereby the Other Investors purchased shares of Series A Preferred Stock of the Company.

WHEREAS, pursuant to Section 9 of the Commitment Letter, the Purchaser has elected to provide the Commitment to the Company under the same terms the Company agreed to with the Other Investors;

WHEREAS, in consideration for the Purchaser providing the Commitment, the Company now desires to sell to the Purchaser, and the Purchaser desire to purchase from the Company, on the terms and conditions set forth in this Agreement, up to an aggregate of 1,000,000 shares (the “Shares”) of Series A-1 Convertible Preferred Stock of the Company (the “Preferred Stock”);

WHEREAS, to induce the Purchaser to enter into this Agreement, the Company has agreed to enter into that certain Registration Rights Agreement with the Purchaser on or before the Closing Date (the “Registration Rights Agreement”); and

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon exemption from securities registration afforded by Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Agreement to Purchase and Sell Stock.

(a)           Company Authorization.  The Company’s board of directors (the “Board of Directors”) has authorized the issuance and sale of the Shares, pursuant to the terms and conditions of this Agreement.  The rights, preferences and privileges of the Preferred Stock are as set forth on the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”).

(b)           Agreement to Purchase and Sell Securities.  Subject to the terms and conditions of this Agreement, the Purchaser agrees (severally and not jointly) to purchase, and the Company agrees to sell to the Purchaser, at the Closing (as defined below), that number of Shares set forth opposite the Purchaser’s name on Schedule A.  The aggregate purchase price of the Shares is $5,000,000 (the “Purchase Price”) and shall be payable by the Purchaser as set forth on Schedule A.  Each Share will be convertible, at any time at the election of the relevant Purchaser, into that number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”) equal to $5.00 divided by the Conversion Price (as defined below).  Subject to Section 7(q) and any other adjustments called for under the Certificate of Designation, the “Conversion Price” of the Shares shall be 85% of the Reference Price (as defined below).  Notwithstanding the preceding, the Shares will not be convertible until such time as the shares of Common Stock underlying the Shares (the “Underlying Shares”) are listed on the NYSE Amex.

The “Reference Price” will equal the lowest of:  (A) the closing price of the Common Stock on the closing date of the Merger; (B) the volume weighted average price during the 20 trading days ending with the date of the closing of the Merger; and (C) $4.21.

The Company agrees to cause the Underlying Shares to be listed with the NYSE Amex as promptly as practicable, but in any event no later than 60 calendar days following the Closing Date.  If the Company fails to list the Underlying Shares with the NYSE Amex within the required time in the preceding sentence, the Purchaser will be entitled to a refund on the Underlying Shares which were not listed.

(c)           Use of Proceeds.  The Company will apply the net proceeds solely for the purpose of funding a portion of the aggregate consideration to be paid to Target stockholders in connection with the Merger.

2.             Closing.  The purchase and sale of the Shares will occur in one closing, which shall take place at the offices of Harris Cramer LLP, 3507 Kyoto Gardens Drive, Suite 320, Palm Beach Gardens, FL 33410, concurrent with the closing of the Merger, or at such other time and place as the Company and Purchaser mutually agree upon (which time and place are referred to in this Agreement as the “Closing”).  On or prior to the date of the Closing (the “Closing Date”), the Purchaser shall deliver to the Company:  (a) full payment for the Shares sold hereunder by wire transfer of immediately available funds; and (b) this Agreement duly executed by the Purchaser.  The Company shall issue and deliver or cause to be delivered to the Purchaser one or more stock certificates registered in the name of the Purchaser (or in such nominee name(s) as designated by the Purchaser in the Registration Statement/Suitability Questionnaire, attached hereto as Appendix I) representing the number of Shares and bearing the legend set forth in Section 4(j)(i) herein.  Closing documents, other than the stock certificates representing the Shares, may be delivered by facsimile or other electronic transmission on the Closing Date, with original signature pages sent by overnight courier.

3.             Representations, Warranties and Certain Agreements of the Company.  The Company hereby represents and warrants to the Purchaser that, except as set forth in the SEC Documents (as defined below):

(a)           Organization Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the Company and the Subsidiaries (as defined below), taken as a whole.  Provided, however, a Material Adverse Effect does not exist solely because (i) there are changes in the economy or capital markets or (ii) changes generally affecting the industry in which the Company operates which changes in clauses (i) or (ii) do not disproportionately affect the Company in contrast to its competitors.

(b)           Capitalization.  The capitalization of the Company is as follows:

(i)           The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

(ii)           As of September 30, 2011, the issued and outstanding capital stock of the Company consisted of 16,670,781 shares of Common Stock .  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(iii)           As of September 30, 2011, the Company had (1) 7,456,920 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company’s 2006 Stock Incentive Plan (the “Stock Incentive Plan”), (2) 4,200,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants, and (3) 443,038 shares of Common Stock reserved for issuance upon exercise of outstanding non-plan options.

(iv)           As of September 30, 2011, the Company had  2,156,589 shares of Common Stock available for future grant under the Stock Incentive Plan.

(v)           As of the Execution Date, there have been no changes to Section 3(b)(i) through (iv), except for the following (1) on October 10, 2011, the Company granted options to purchase 490,000 shares of Common Stock under the Stock Incentive Plan, and (2) prior to the Execution Date, the Company issued 1,000,000 shares of Series A Preferred Stock to the Other Investors.

(vi)           With the exception of the foregoing in this Section 3(b), any securities issuable pursuant to anti-dilution adjustments on the securities included in this Section 3(b), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock, except as disclosed in the Form S-4/A filed on October 4, 2011.

(c)           Subsidiaries.  All subsidiaries of the Company are set forth in the SEC Documents (such entities, collectively, the “Subsidiaries”), and except for the Subsidiaries the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.  Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization.  Each of the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(d)           Due Authorization.  Except as provided on Schedule 3(d), all corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the Registration Rights Agreement, the Certificate of Designation and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”), including the authorization, issuance, reservation for issuance and delivery of all the Shares and the Underlying Shares, have been taken and no further consent or authorization of the Company, the Board of Directors or the Company’s stockholders is required, and each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.  Without limiting the generality of the foregoing (and notwithstanding anything to the contrary set forth on Schedule 3(d)), the issuance of the Shares, and the issuance of the Underlying Shares upon conversion of the Shares, will not require the approval of the Company’s stockholders, whether under any rule or regulation of the NYSE Amex or otherwise, beyond the approval which has already been obtained.

(e)           Valid Issuance of the Shares.  The Shares, upon payment therefor by the Purchaser in accordance with this Agreement, and the Underlying Shares, when issued upon conversion of the Shares in accordance with the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents and will not be subject to any preemptive rights or similar rights.

(f)           Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties made by the Purchaser in Section 4 hereof, the Shares and the Underlying Shares will be issued and sold to the Purchaser in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act.

(g)           Governmental Consents.  Except as provided on Schedule 3(g), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance and sale of the Shares, or the issuance of the Underlying Shares upon conversion of the Shares, to the Purchaser by the Company or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof and (ii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws, including, but not limited to, the filing of a Form D relating to the sale of the Shares pursuant to Regulation D.

(h)           Non-Contravention.  Assuming the accuracy of the representations and warranties made by the Purchaser in Section 4 hereof, the execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Shares and the Underlying Shares upon conversion of the Shares), do not:  (i) contravene or conflict with the articles of incorporation, as amended (the “Articles of Incorporation”), or bylaws, as amended (the “Bylaws”), of the Company or any of the Subsidiaries; (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any of the Subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of the Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any of the Subsidiaries under, any material contract to which the Company or any of the Subsidiaries is a party or any material permit, license or similar right relating to the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries may be bound or affected, except in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

(i)           Litigation.  Except as provided on Schedule 3(i), there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened:  (i) against the Company or any of the Subsidiaries, their activities, properties or assets, or, to the Company’s knowledge, against any officer, director or employee of the Company or any of the Subsidiaries in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or any of the Subsidiaries, that would reasonably be expected to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, adversely alter, challenge or delay the transactions contemplated by the Transaction Documents.  The Company is not a party to nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could reasonably be expected to prevent, enjoin, adversely alter, challenge or delay the consummation of the transactions contemplated by the Transaction Documents or would reasonably be expected to have a Material Adverse Effect.  No Action is currently pending nor does the Company currently intend to initiate any Action that could reasonably be expected to have a Material Adverse Effect.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”).

(j)           Compliance with Law and Charter Documents.  The Company is not in violation or default of any provisions of the Articles of Incorporation or the Bylaws.  The Company has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or by which the properties of the Company are bound, which default has not been waived and would reasonably be expected to have a Material Adverse Effect.

(k)           Material Non-Public Information.  The Company has not provided to the Purchaser any material non-public information other than information related to the transactions contemplated by the Transaction Documents.  All material non-public information provided to the Purchaser shall be disclosed by the Company pursuant to Section 7(m) hereof.

(l)           SEC Documents.

(i)            Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, since December 31, 2010 (the “SEC Documents”).  Each of the SEC Documents, as of the respective dates thereof, (or, if amended or superceded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be) (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

(ii)           Sarbanes-Oxley.  The Company is in material compliance with all requirements of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(iii)           Financial Statements.  The consolidated financial statements of the Company included in the SEC Documents (1) comply in all material respects with the applicable accounting rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (2) except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by United States generally accepted accounting principles (“GAAP”), present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated therein, and the consolidated results of its operations and cash flows for the periods therein specified in accordance with GAAP, subject, in the case of unaudited financial statements, to normal, immaterial year-end audit adjustments.

(m)           Absence of Certain Changes Since the Balance Sheet Date.  Except as disclosed on Schedule 3(m), since June 30, 2011, the business and operations of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)            any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of the Company;

(ii)           any damage, destruction or loss to the Company’s or any of the Subsidiaries’ business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iii)          any waiver by the Company or any of the Subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iv)          any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any of the Subsidiaries or any of their assets or properties is bound or subject;

(v)           any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi)          any other event or condition of any character, except for such events and conditions that have not resulted, and would not reasonably be expected to result, either individually or collectively, in a Material Adverse Effect.

(n)           Intellectual Property.  The Company and each of the Subsidiaries own or possess sufficient rights to use all inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information and, to the Company’s knowledge, patents, patent rights and licenses (collectively, “Intellectual Property”), which are necessary to conduct their businesses as currently conducted, except where the failure to own or possess such sufficient rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company’s and any of the Subsidiaries’ knowledge, none of the patent rights owned or licensed by the Company or any of the Subsidiaries are unenforceable or invalid or infringe the Intellectual Property rights of third parties.

(o)           Registration Rights.  Except as disclosed on Schedule 3(o), the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

(p)           Title to Property and Assets.  The properties and assets of the Company and each of its Subsidiaries that are material to the business of the Company and its Subsidiaries and that are owned by the Company or each Subsidiary are free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the business of the Company and any of the Subsidiaries as currently conducted.  With respect to the property and assets that are material to the business of the Company and that it leases, each of the Company and the Subsidiaries is in compliance with such leases in all material respects.

(q)           Taxes.  Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries have filed or have valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of the Subsidiaries has knowledge of any material tax deficiency which has been asserted or threatened against it.

(r)            Insurance.  The Company and each of the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes are prudent and adequate for their business, all of which insurance is currently in effect.

(s)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company or any of the Subsidiaries, is imminent with respect to any of the employees of the Company or any of the Subsidiaries.

(t)            Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)           Transactions With Officers and Directors.  Except as disclosed in the SEC Documents, none of the officers or directors of the Company has entered into any transaction with the Company or any of the Subsidiaries that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

(v)           General Solicitation.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, neither the Company nor any other Person (as defined below) authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Shares.  For purposes of this Agreement, “Person” means an individual or corporation, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(w)           No Integrated Offering.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, to the knowledge of the Company, neither the Company, nor any Affiliate (as hereafter defined) of the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Regulation D and Rule 506 thereof under the Securities Act.

For the purposes of this Agreement, an “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(x)           Market Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Shares.

(y)           Investment Company.  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(z)           Application of Anti-Takeover Provisions.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) that would become applicable to any Purchaser as a result of the issuance of the Shares.

(aa)          Trading and Registration Matters.  The Common Stock of the Company is listed on the NYSE Amex under the ticker symbol “QPSA.”  The Company has taken no action designed to terminate, or which would reasonably be expected to have the effect of terminating, the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock on the NYSE Amex.

(bb)          Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977.

(cc)           Foreign Assets Control.  Neither the Company nor, to the knowledge of the Company, any director, officer, employee of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), except for any such sanctions that would not be reasonably likely to result in a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or knowingly lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, except as would not be reasonably likely to result in a Material Adverse Effect.

4.             Representations, Warranties and Certain Agreements of the Purchaser.  The Purchaser hereby represents and warrants to the Company, and agrees that:

(a)           Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder.

(b)           Due Authorization.  All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by the Transaction Documents and all obligations of the Purchaser under the Transaction Documents have been taken and no further consent or authorization of the Purchaser or its board of directors, stockholders, members, or partners, as the case may be, is necessary, and each Transaction Document, when delivered by the Purchaser in accordance with the terms hereof, will constitute the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)           Litigation.  There is no Action pending to which the Purchaser is a party that is reasonably likely to prevent, enjoin, adversely alter or delay the transactions contemplated by this Agreement.

(d)           Purchase for Own Account.  The Shares are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.  The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Shares.  The Purchaser does not have any agreement or understanding, direct or indirect, with any other Person to sell or otherwise distribute the Shares.  Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(e)           Investment Experience.  The Purchaser understands that the purchase of the Shares involves substantial risk.  The Purchaser has experience as an investor in securities of companies similar to the Company and acknowledges that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.  The Purchaser represents that (i) it is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, and (ii) it has no need for liquidity in such investment.

(f)           Accredited Purchaser Status.  The Purchaser is an “accredited investor” within the meaning of Regulation D.

(g)           Reliance Upon Purchaser’s Representations.  The Purchaser understands that the offer and sale of the Shares to it will not be registered under the Securities Act on the ground that such offer and sale will be exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is based on the Purchaser’s representations set forth herein.

(h)           Receipt of Information.  The Purchaser acknowledges that it has reviewed the SEC Documents and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Shares and the business, properties, prospects and financial condition of the Company.  The Purchaser further acknowledges that pursuant to Section 517.061(11)(a)(3), Florida Statutes and Rule 3E-500.05(a) thereunder, the Purchaser has had an opportunity to obtain additional information (to the extent the Company possesses such information and could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access and has received and considered all information it deems relevant to make an informed decision to purchase the Shares.  Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i)           Restricted Securities and Restrictions on Transfer.

(i)            The Purchaser understands that the Shares have not been registered under the Securities Act and the Purchaser agrees that it will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares (except as permitted in Section 4(j) below) unless (1) pursuant to an effective registration statement under the Securities Act, (2) the Purchaser provides a reasonably acceptable legal opinion to the Company, or the Purchaser requests the Company to have the Company’s legal counsel (at the Company’s expense) provide a legal opinion, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Shares may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (3) the Purchaser provides the Company a “no action” letter from the SEC to the effect that the transfer of the Shares without registration will not result in a recommendation by the Staff of the SEC that enforcement action by taken with respect thereto, (4) the Purchaser provides the Company with reasonable assurances (which the Company agrees need not include a legal opinion, but may include seller or broker representation letters, if reasonably required by the Company’s transfer agent) that the Shares can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (5) pursuant to any other exemption contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company.  Notwithstanding anything to the contrary contained in this Agreement, the Purchaser may transfer the Shares or the Underlying Shares to its Affiliates provided that (x) such Affiliate is an “accredited investor” under Regulation D and (y) each such Affiliate agrees to be bound by the terms and conditions of this Agreement, and in particular, confirms to the Company that all of the representations set forth in Section 4 of this Agreement are true and correct as to such Affiliate as of the date of the transfer to such Affiliate.

(ii)           Prior to any proposed transfer pursuant to clause (2), (3), (4) or (5) in Section 4(i) above, the Purchaser shall give written notice to the Company of the Purchaser’s intention to effect such transfer.  Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by any legal opinion, “no action” letter or seller and broker representation letters as may be required under Section 4(i) above.

(iii)           Notwithstanding the foregoing provisions of this Section 4(i), no registration statement, legal opinion or “no action” letter shall be necessary for a transfer of the Shares (1) by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Agreement, (2) by a Purchaser that is a limited liability company to a member of such limited liability company, (3) by a Purchaser that is a partnership or limited liability company to the estate of any partner, retired partner, or member thereof or (4) by any partner or member of a Purchaser that is a partnership or limited liability company by gift, will or intestate succession to such partner or member’s spouse or to the siblings, lineal descendants, ancestors of such partner or member or his or her spouse.

(j)            Legends.

(i)           The Purchaser agrees that, to the extent necessary, the certificates representing the Shares shall bear substantially the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND AN OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT.”

(ii)           Certificates evidencing the Shares or the Underlying Shares shall not contain the legend set forth in Section 4(j)(i)(1) while a registration statement covering the resale of the Underlying Shares is effective under the Securities Act, (2) following any sale of such Shares or Underlying Shares pursuant to Rule 144 or (3) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date on which the Registration Statement is declared effective (the “Effective Date”) if such legal opinion is required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4(i) or this Section 4(j).

(iii)           The Purchaser will offer and sell any and all Shares and the Common Stock issuable upon conversion pursuant to all applicable federal and state securities laws, including pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and agrees that the removal of the restrictive legend from certificates representing the Shares as set forth in this Section 4(j) is predicated upon the Company’s reliance on the Purchaser’s representations and contained herein.

(iv)           In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement.  The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop transfer orders are not required to ensure compliance with the Securities Act.

(k)           Questionnaires.  The Purchaser has completed or caused to be completed the Questionnaire, attached as Appendix I hereto, and the answers to the questionnaire are true and correct as of the date of this Agreement.

(l)            Restrictions on Short Sales.  Neither the Purchaser nor any Affiliate of the Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Shares, or (iii) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading, has engaged or will engage, directly or indirectly, during the period beginning on the date the Purchaser and the Company began discussions regarding the transactions contemplated by this Agreement until the time of the filing of the Current Report on Form 8-K required by Section 7(m), in any “short sales” (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock that transfer to another, in whole or in part, any economic consequences or ownership of any of the Shares by the Purchaser.

(m)           Independent Investment.  The Purchaser has not agreed to act with any other party for the purpose of acquiring, holding or disposing of any of the Shares for purposes of Section 13(d) of the Exchange Act, and the Purchaser is acting independently with respect to its investment in the Shares.

(n)           General Solicitation.  The Purchaser acknowledges that the Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communication, or any other general solicitation or general advertisement.

(o)           Confidentiality.  The Purchaser agrees to use any information it receives in the course of and in connection with the transactions contemplated under this Agreement for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company or any of its Affiliates in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment.  The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) was already known to the Purchaser prior to its disclosure by the Company or any of its Affiliates to the Purchaser, as evidenced by documentation or other evidence reasonably satisfactory to the Company, (iii) is or becomes available to the Purchaser on a non-confidential basis from a source other than the Company or any of its Affiliates (so long as the Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company), (iv) is independently developed by the Purchaser’s personnel without access to or use of the confidential information received from the Company or any of its Affiliates, as evidenced by documentation or other evidence reasonably satisfactory to the Company or (v) is legally required to be disclosed by the Purchaser under operation of law or judicial or other governmental order; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company’s sole expense.  Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.             Conditions to the Purchaser’s Obligations at Closing.  The obligations of the Purchaser to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)           Company Compliance Certificate.  The Company will have delivered to the Purchaser a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 5(a) and 5(b) hereof have been fulfilled.

(d)           Agreement.  The Company shall have executed and delivered to the Purchaser this Agreement and the Registration Rights Agreement.

(e)           Securities Exemptions.  The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(f)            Secretary’s Certificate.  The Company shall have delivered to the Purchaser a certificate of the Company executed by the Company’s Secretary (or other appropriate officer), dated as of the Closing Date, attaching and certifying to the truth and correctness of (i) the Articles of Incorporation, (ii) the Bylaws (iii) the resolutions adopted by the Company’s Board of Directors in connection with the transactions contemplated by this Agreement and (iv) the Certificate of Designation.

(g)           No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(h)           Merger. The Merger shall be consummated contemporaneously with the Closing.

(i)            Other Actions.  The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by any Purchaser in writing in connection with the transactions contemplated hereby.

6.             Conditions to the Company’s Obligations at Closing.  The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True.  Each of the representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance.  The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)           Agreement.  The Purchaser shall have executed and delivered to the Company this Agreement and the Registration Rights Agreement.

(d)           Securities Exemptions.  The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e)            Payment of Purchase Price.  The Purchaser shall have delivered to the Company by wire transfer of immediately available funds, full payment of the Purchase Price as specified in Section 1(b).

(f)            No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(g)           Other Actions.  The Purchaser shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

7.             Miscellaneous.

(a)           Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any of the Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b)           Governing Law.  This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.  Each party hereby irrevocably waives any right it may have, and agrees not to request a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.

(c)           Survival.  The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchaser contained in Section 4 of this Agreement shall survive until the first anniversary of the Closing Date.

(d)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)           Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)           Notices.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by facsimile delivery followed by overnight next business day delivery as follows:

the Company:	Quepasa Corporation
324 Datura Street, Suite 114
West Palm Beach, FL 33401
Attention: Michael D. Matte, CFO
Facsimile: (561) 651-9984

with a copy to:	Harris Cramer LLP
3507 Kyoto Gardens Drive, Suite 320
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris, Esq.
Facsimile: (561) 659-0701

The Purchaser:	Listed on Schedule A

or to such other address as any of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the date of delivery.

(g)           Amendments and Waivers.  This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchaser.  Any amendment effected in accordance with this Section 7(g) will be binding upon the Purchaser, the Company and their respective successors and assigns.

(h)           Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)            Entire Agreement.  This Agreement and the Transaction Documents, together with all exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(j)            Further Assurances.  From and after the date of this Agreement, upon the request of the Company or any Purchaser, the Company and the Purchaser will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k)           Meaning of Include and Including.  Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(l)            Fees, Costs and Expenses.  All fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of the Transaction Documents and the exhibits and schedules hereto or thereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall, except as set forth in the Commitment Letter, be the sole and exclusive responsibility of such party.

(m)           8-K Filing and Publicity.  As soon as practicable following the execution of this Agreement, but in no event later than the fourth day following the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the “8-K Filing” including all attachments).  Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement without the prior approval of the other party; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Shares) pursuant to Rule 135c under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable laws and regulations; and, provided, further, that no such release may identify a Purchaser unless the Purchaser has consented thereto in writing, or as required by law.

(n)           Waivers.  No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(o)           Stock Splits, Dividends and other Similar Events.  The provisions of this Agreement including the Conversion Price and the Reference Price shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

(p)           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.  Without limiting the generality of the foregoing (and without precluding any other remedy permitted hereunder or under applicable law), if (i) the issuance of the Shares or the issuance of the Underlying Shares upon conversion of the Shares require the approval of the Company’s stockholders, whether under any rule or regulation of the NYSE Amex or otherwise, that has not been obtained, or (ii) the Other Investors are entitled to rescind their purchase of securities pursuant to the September SPA, the Purchaser will be entitled to rescind its purchase of the Shares and receive a full refund of the Purchase Price.

(q)           Registration Rights.  As provided for in the Registration Rights Agreement, within 60 days from the Execution Date, the Company shall file with the SEC a registration statement on Form S-3 or such other form as may be appropriate in order to permit the Purchaser to publicly sell the Common Stock (the “Registration Statement”).  If the Company fails to cause the registration statement to be declared effective within 60 days of the Execution Date, or if the Investor is required to discontinue its sale of Registrable Securities under Section 4(b) of the Registration Rights Agreement for a period of more than 30 days, the Conversion Price of the Shares shall be reduced by 5% of the Reference Price (as adjusted in the same manner as the Conversion Price may be adjusted for stock splits, stock dividends, reorganizations or other similar events), and will continue to be reduced by 5% of the Reference Price (as so adjusted) every 30 days thereafter (so that after the first such reduction, the Conversion Price shall be reduced from 85% of the Reference Price to 80% of the Reference Price, and after the second such reduction, the Conversion Price shall be reduced from 80% of the Reference Price to 75% of the Reference Price, and so on) until the Registration Statement is declared effective or the Investor is able to resume sales.  Provided, however, the Conversion Price shall not be reduced by operation of the foregoing to less than 45% of the Reference Price (as adjusted).

[Remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date and year first above written.

QUEPASA CORPORATION

By: _________________________________
Michael Matte, Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Purchaser:

MEXICANS & AMERICANS TRADING TOGETHER, INC.

By: _________________________________
Andres Gonzalez-Saravia Coss, President

Address: 5150 N. Loop 1604 West San Antonio, Texas 78249 Attention: Andres Gonzalez-Saravia Coss

Schedule A

Purchaser	Purchase Price

Mexicans & Americans Trading Together, Inc.	$5,000,000

Exhibit A

Certificate of Designation

See Attached.

Appendix I

REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE

Pursuant to the Agreement, please provide the information below.  All capitalized terms not defined in this Appendix shall have the meanings assigned to them in the Agreement.

PART A

In connection with the preparation of the Registration Statement, please provide us with the following information:

Pursuant to the “Selling Shareholder” section of the Registration Statement, please state the Purchaser’s name exactly as it should appear in the Registration Statement:

Please provide the number of shares of Common Stock that the Purchaser will own immediately after the Closing, including those shares purchased by the Purchaser through other transactions:  [Do not assume conversion of the shares]

Please explain the nature of the beneficial ownership of the shares of Common Stock owned by any Purchaser that is not a natural person, including any shares of Common Stock not held of record by the Purchaser:

If the Purchaser is not a natural person, please identify each natural person who will exercise sole or shared voting and/or dispositive power with respect to the shares of Common Stock owned by the Purchaser immediately after the Closing.  Please also specify in what capacity such person(s) will exercise their voting and/or dispositive power with respect to such shares.

Natural Person(s)	Relationship to the Purchaser

Disclose the details of any rights to acquire shares of Common Stock that the Purchaser may have:

Has the Purchaser or any of its affiliates, officers, directors, or principal equity holders (owners of 5% or more of the Purchaser’s equity securities) held any position or office or had any material relationship within the past three years with the Company or any of its Subsidiaries or affiliates?

Yes     ☐                       No     ☐

If yes, please indicate the nature of any such relationships below:

Is the Purchaser a broker-dealer registered with the SEC?

Yes     ☐                       No     ☐

If yes, please indicate if you received any Shares as compensation for investment banking services:

Yes     ☐                       No     ☐

Is the Purchaser affiliated with any registered broker-dealer?

Yes     ☐                       No     ☐

If yes, please certify that you acquired your Shares in the ordinary course of business and that, at the time of acquisition, you had no agreements or understandings, directly or indirectly, with any person to distribute such shares:

Yes     ☐                       No     ☐

In addition, please identify such broker-dealer and explain the relationship that such registered broker-dealer has with the Purchaser (including details of any affiliation or other relationship).

Registered Broker-Dealer	Relationship to Purchaser

PART B

Please provide the following information:

IDENTIFICATION

Name:

Address of principal place of business:

State (or Country) of formation or incorporation:

Contact Person:

Telephone Number:

Facsimile Number:

Email Address:

Type of Entity (corporation, partnership, trust, etc.):

Social Security or Taxpayer or Employer Identification Number:

RESIDENCE INFORMATION

Please indicate the jurisdiction in which the Purchaser resides, if the Purchaser is a natural person, or in which the Purchaser is chartered and the jurisdiction in which it maintains its principal offices:

INVESTMENT REPRESENTATION

Is the Purchaser purchasing the securities offered for its and for investment purposes only?

Yes     ☐                       No     ☐

If no, please state for whom the Purchaser is the investing and/or the reason for investing.

SIGNATURE

The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption under the Securities Act.  The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed on _________________, 2011.

Name of Entity:

By:

Name:

Its:

IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE ENTITY, WHETHER OR NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.